UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  16/07/2013

Amfil Technologies Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  33-2775-A

New York	13-3296819
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

77 Davisville Ave., Suite 2317, Toronto, M4S 1G4. Ontario, Canada
 (Address of principal executive offices, including zip code)

647 389 2260
(Registrant’s telephone number, including area code)

805 Fiero Lane Suite F
San Luis Obispo, CA 93401
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL LETTER OF INTENT AGREEMENT

(a)	On July 16th, 2013, the Board of Directors of Amfil Technologies, Inc. expressed their intent to commence negotiations by means of a Letter of Intent which would culminate in a definitive written acquisition agreement providing for the acquisition of all the Assets and/or the rights therein owned by Interloc-Kings Inc. after a Majority Shareholder Consent had been obtained by the Board of Directors to do so. This Letter of Intent is more particularly described in the attached exhibits. The acquisition of Interloc-Kings Inc. will allow the company to strengthen its position and allow for expansion in the market place with this growing business products and systems of Interloc-Kings Inc. This now allows the company to focus on renewed opportunities and revitalize its continued progress with the gold exploratory projects as dual objectives for the company.

ITEM 5.02  ELECTION OF DIRECTOR;

(a)
On April 10th, 2013, Mr. Noel Nedrick, the President and CEO and Director of AMFIL Technologies, Inc., resigned as President/CEO and Director. The resignation of Mr. Nedrick has made allowance for the appointment of a President/CEO to be named later.

(b)
On April 20th, 2013, the Board of Directors approved the resignation of Mr. Noel Nedrick from the Board of Directors and as President and CEO of AMFIL Technologies, Inc. The Board resolution is more particularly described in the attached exhibits.

This Form 8-K may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995; The actual results could differ materially from those set forth in the forward looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, reliance on key strategic alliances, availability of raw materials, the regulatory environment, fluctuations in operating results, and other risks.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amfil Technologies Inc

Date: July 16th , 2013	By:	/s/ Larry Leverton
Larry Leverton
Secretary/Vice President and
Director

EXHIBIT INDEX

Exhibit No.	Description

EX-1	LOI Agreement between AMFIL Technologies, Inc. and Interloc-Kings. Inc.

EX-2	LOI Agreement signatures

EX-3	Noel Nedrick Letter of Resignation

EX-4	Board Resolution Re- Noel Nedrick Resignation